                                                                  Exhibit (d)(5)


                                     INTERIM
                        INVESTMENT SUBADVISORY AGREEMENT


      THIS INTERIM INVESTMENT SUBADVISORY AGREEMENT (the "Agreement"), by and between GARTMORE MUTUAL FUND CAPITAL TRUST, a Delaware business Trust (the "Adviser"), and____________________________________, a
_____________________________ (the "Subadviser"), made as of _____________, 2002 and effective with respect to a series portfolio of Market Street Fund (said portfolio hereinafter referred to as the "Portfolio") (said Market Street Fund hereinafter referred to as the "Fund"). Portfolio of Market Street Fund as specified in this Agreement.

                                 WITNESSETH:

      WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund previously had retained Market Street Investment Management Company ("MSIM") as the Fund's adviser pursuant to a previous investment advisory agreement between the Fund and MSIM, dated January 26, 2001 (hereinafter, the "Previous Investment Advisory Agreement"); and

      WHEREAS, MSIM, pursuant to MSIM's delegated authority under the Previous Investment Advisory Agreement, previously had retained the Subadviser to manage the assets of the Portfolio, as specified in this Agreement, pursuant to a previous investment subadvisory agreement between MSIM and the Subadviser, dated January 26, 2001 (hereinafter, the "Previous Investment Subadvisory Agreement"); and

      WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, terminated each of the Previous Investment Advisory Agreement and the Previous Investment Subadvisory Agreement, effective as of ___________________, 2002; and

      WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, duly approved an "Interim Investment Advisory Agreement" dated as of _______________, 2002, pursuant to Rule 15a-4 under the 1940 Act, and pursuant to which interim agreement the Adviser has been retained to act as investment adviser for the Portfolios of the Fund (said Interim Investment Advisory Agreement hereinafter, referred to as the "Advisory Agreement"); and

      WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of the Adviser's duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

      WHEREAS, the Adviser desires to retain the Subadviser to assist the Adviser in the management of the Portfolios, as specified in this Agreement, and the Subadviser is willing to render these services subject to the terms and conditions set forth in this Agreement; and

      WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, duly approved this Interim Investment Subadvisory Agreement in compliance with Rule 15a-4 under the 1940 Act.

      NOW, THEREFORE, the Adviser and the Subadviser do mutually agree and promise as follows:

1. APPOINTMENT OF SUBADVISER. The Adviser hereby engages the services of the Subadviser in connection with the Adviser's management of one or more of the portfolios of MARKET STREET FUND (the "Fund") specified in an appendix to this Agreement (each, a "Portfolio"), as this appendix may be amended from time to time under this Agreement ("Appendix A"). Pursuant to this Agreement and subject to the oversight and supervision by the Adviser and the Fund's Board of Trustees (the "Board") and officers, the Subadviser shall manage the investment and reinvestment of all or a portion of a Portfolio's assets (collectively, the "Portfolio Segment") that the Adviser shall, from time to time, direct and that the Subadviser shall accept.

2. ACCEPTANCE OF APPOINTMENT BY SUBADVISER. The Subadviser hereby accepts the engagement by the Adviser in the foregoing capacity and agrees, at the Subadviser's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement.

3. SERVICES TO BE PROVIDED BY SUBADVISER. In particular, the Subadviser shall furnish continuously an investment program for a Portfolio Segment and shall determine from time to time in the Subadviser's discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio Segment shall be held in various securities, cash, or other investments. In this connection, the Subadviser shall provide the Adviser, and the Fund's officers, with any reports and documentation as the Adviser, and the Fund's Board and officers shall reasonably request regarding the Subadviser's management of the Portfolio Segment assets. The Subadviser shall not delegate any of the Subadviser's duties under this Agreement to any other subadviser without the consent and approval of the Fund's Board and a majority of those trustees who are not parties to this Agreement or "interested persons" of any party; provided, that, in the event the Subadviser is authorized to so delegate, the Subadviser shall retain overall responsibility for these delegated powers and functions and any and all obligations and liabilities in connection therewith.

4. COMPLIANCE BY SUBADVISER WITH PORTFOLIO POLICIES AND APPLICABLE LAW. The Subadviser shall carry out the Subadviser's responsibilities under this Agreement in compliance with: (a) a Portfolio's investment objective, policies, and restrictions, as set forth in the Fund's current registration statement, as amended from time to time; (b) any policies or directives as the Fund's Board may from time to time establish or issue and communicate to the Adviser in writing; and (c) applicable law and related regulations. The Adviser shall promptly notify the Subadviser in writing of changes to (a) or (b) above and shall notify the Subadviser in writing of changes to (c) above promptly after the Adviser becomes aware of these changes.

5.    SUBADVISER'S DUTIES REGARDING PORTFOLIO TRANSACTIONS.

      (a) PLACEMENT OF ORDERS. The Subadviser shall take all actions the Subadviser considers necessary to implement the investment policies of a Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio Segment with brokers or dealers that the Subadviser selects, and, to that end, the Subadviser is authorized as the Fund's agent to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Fund's Board and set forth in the Fund's current registration statement.

      (b) SELECTION OF BROKERS AND DEALERS. To the extent permitted by the policy guidelines set forth in the Fund's current registration statement, in the selection of brokers and dealers to execute portfolio transactions, the Subadviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Subadviser believes will enhance the Subadviser's general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to this broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by these brokers and dealers. In connection with the foregoing, the Subadviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Subadviser, a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of these services in terms of either the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Portfolio Segment and to any other client accounts or portfolios that the Subadviser advises. The execution of these transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

      (c) SOFT DOLLAR ARRANGEMENTS. On an ongoing basis, but not less often than annually, the Subadviser shall identify and provide a written description to the Adviser and Funds of all "soft dollar" arrangements that the Subadviser maintains with respect to a Portfolio Segment or with brokers or dealers that execute transactions for the Portfolio Segment. Prior to the commencement of the active management of the Portfolio Segment, and periodically thereafter, but not less often than annually, the Subadviser shall provide the Adviser and Fund with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

      (d) AGGREGATED TRANSACTIONS. The Subadviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in a Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios that the Subadviser manages. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged, and the Portfolio Segment and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold that Portfolio's portion of the securities at this average price; and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio Segment) participating in the transaction. When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio Segment), the Subadviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Subadviser considers equitable. The Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Portfolio Segment.

6. NON-EXCLUSIVITY OF SUBADVISER'S SERVICES. The Subadviser's services under this Agreement are not exclusive. The Subadviser may provide the same or similar services to other clients. The Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio Segment) for which that security or investment is recommended or executed. This Agreement does not require the Subadviser to give priority to the Portfolio Segment over other client accounts or portfolios. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Fund, or a Portfolio or otherwise be deemed an agent of the Adviser, the Fund, or the Portfolio.

7. DELEGATION OF PROXY VOTING RIGHTS. The Adviser delegates the Adviser's discretionary authority to exercise voting rights with respect to the securities and other investments in a Portfolio Segment to the Subadviser. The Subadviser shall exercise these voting rights unless and until the Adviser revokes this delegation in writing. The Adviser may revoke this delegation at any time without cause. The Subadviser shall maintain and preserve a record, in an easily accessible place for a period of not less than three (3) years, of the Subadviser's voting procedures, and of the Subadviser's actual votes, and the Subadviser shall supply this record to the Adviser, or any authorized representative of the Adviser, upon the written request of the Adviser or the Adviser's authorized representative, as appropriate.

8. AFFILIATED BROKERS. The Subadviser or any of the Subadviser's affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio Segment, subject to: (a) the requirement that the Subadviser seek to obtain best execution and price within the policy guidelines determined by the Fund's Board and set forth in the Fund's current registration statement; (b) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (c) the provisions of the Securities Exchange Act of 1934, as amended, including, but not limited to, Section 11(a) thereof; and (d) other applicable provisions of law. These brokerage services are not within the scope of the duties of the Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Fund's Board, the Subadviser or the Subadviser's affiliate may receive brokerage commissions, fees, or other remuneration from the Portfolio or the Fund for these services in addition to the Subadviser's fees for services under this Agreement.

9. CUSTODY. Nothing in this Agreement shall require the Subadviser to take or receive physical possession of cash, securities, or other investments of a Portfolio Segment.

10. REGISTRATION OF SUBADVISER. The Subadviser is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Advisers Act. The Subadviser shall remain so registered throughout the term of this Agreement and shall notify the Adviser immediately if the Subadviser ceases to be so registered as an investment adviser.

11.   REPRESENTATIONS AND COVENANTS OF SUBADVISER.

      (a) The Subadviser: (a) is duly organized and validly existing under Massachusetts law with the power to own and possess the Subadviser's assets and carry on the Subadviser's business as this business is now being conducted; (b) has the authority to enter into and perform the services contemplated by this Agreement; (c) is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act"), or the Advisers Act from performing the services contemplated by this Agreement;
      (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (e) shall promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

      (b) The Subadviser shall manage the amounts in a Portfolio in accordance with the prospectus and statement of additional information, with respect to the Portfolio, and in compliance with Section 817(h) of the United States Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable, and United States Treasury Regulation Section 1.817-5; furthermore, the Subadviser will promptly inform the Adviser and Fund if any information in the prospectus or statement of additional information, with respect to the Portfolio, or if any action relating to the Subadviser or the Subadviser's services to the Portfolio is (or will become) inaccurate, incomplete, or no longer compliant with Code Section 817(h) or
      Section 1.817-5, supra.

12. REPRESENTATIONS AND COVENANTS OF ADVISER. The Adviser: (a) is duly organized and validly existing under Pennsylvania law with the power to own and possess the Adviser's assets and carry on the Adviser's business as this business is now being conducted; (b) has the authority to enter into and perform the services and other matters contemplated by this Agreement; (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Adviser in order to perform the services and other matters contemplated by this Agreement; and (e) shall promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. The Adviser represents that the Fund is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the Fund's shares representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

13. SUBADVISER CODE OF ETHICS. The Subadviser certifies that the Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, and that the Subadviser has instituted procedures reasonably necessary to prevent Access Persons from violating the Subadviser's code of ethics. The Subadviser will provide the Adviser and the Fund with a copy of that code, together with evidence of the code's adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of the Subadviser shall certify to the Adviser or the Fund that the Subadviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of the Subadviser's code of ethics or, if a violation has occurred, that appropriate action has been taken in response to the violation; provided, that, no less frequently than annually, the appropriate officer of the Subadviser shall furnish a written report to the Adviser that complies with the requirements of Rule 17j-1 with respect to these reports regarding issues, material violations, and any related sanctions in connection with the administration of the code of ethics, or as otherwise required pursuant to Rule 17j-1. Upon written request of the Adviser or the Fund, the Subadviser shall permit representatives of the Adviser or the Fund to examine the reports (or summaries of the reports) required to be made to the Subadviser by Rule 17j-1(d)(1) and other records evidencing enforcement of the code of ethics.

14.   FEE PROVISIONS.

      (a) FEE. For the services rendered, the facilities furnished, and the expenses assumed by the Subadviser, the Adviser shall pay the Subadviser quarterly fees, in arrears, based on the combined net assets of all Portfolio Segments managed by the Subadviser, calculated daily at the annual rate specified in an appendix to this Agreement, as this appendix may be amended from time to time under this Agreement ("Appendix B"). The Subadviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth in Appendix B. For the purpose of accruing compensation, the net assets of a Portfolio Segment shall be determined in the manner and on the dates set forth in the Fund's current prospectus, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

      (b) SPECIAL FEE PROVISIONS. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty
      (30) business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to the suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until the Portfolio's net asset value is again determined in accordance with the prospectus.

15.   RECORDS.

      (a) MAINTENANCE OF RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio Segment's investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1
      under the 1940 Act.

      (b) OWNERSHIP OF RECORDS. The Subadviser agrees that all books and records which the Subadviser maintains for a Portfolio or the Fund are the Fund's property and further agrees to surrender promptly to the Adviser or the Fund any books, records, or information upon the Adviser's or the Fund's request; provided, however, that the Subadviser may retain copies of the records. All the requested books and records shall be made available, within five (5) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Subadviser's offices. The Adviser and the Fund or either of the Adviser's or Fund's authorized representatives shall have the right to copy any records in the possession of the Subadviser that pertain to the Portfolio or the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all these books, records, or other information shall be returned to the Adviser or the Fund. The Subadviser agrees that the policies and procedures the Subadviser has established for managing the Portfolio Segment, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the Subadviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Adviser and the Fund or either of the Adviser's or Fund's authorized representatives not less frequently than annually.

16.   CONFIDENTIALITY.

      (a) NON-DISCLOSURE BY SUBADVISER. The Subadviser agrees that the Subadviser will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever; except as authorized in this Agreement or specifically by the Adviser or the Fund, or if this disclosure or use is required by federal or state regulatory authorities or by a court.

      (b) NON-DISCLOSURE EXCEPTIONS. The Subadviser may disclose the investment performance of a Portfolio and the Portfolio Segment; provided, that the disclosure does not reveal the identity of the Adviser, the Portfolio, or the Fund. The Subadviser may, however, disclose that the Adviser, the Fund and the Portfolio are the Subadviser's clients; provided, that the disclosure does not reveal the investment performance or the composition of the Portfolio Segment.

17. LIMITATION OF LIABILITY OF SUBADVISER. In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Subadviser or the Subadviser's directors, officers, or employees, or reckless disregard by the Subadviser of the Subadviser's duties under this Agreement (together, "disabling conduct"), the Subadviser shall not be liable to the Adviser, a Portfolio, or the Fund, or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security or other investment, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

18. SUBADVISER TO INDEMNIFY ADVISER. The Subadviser agrees to indemnify and defend the Adviser, the Adviser's directors, officers, partners, employees, and any person who controls the Adviser for any loss or expense (including attorney's fees) arising out of any claim, demand, action, suit, or proceeding arising out of any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to disclosure about the Subadviser provided in writing to the Adviser or the Fund by the Subadviser.

19. ADVISER TO INDEMNIFY SUBADVISER. The Adviser agrees to indemnify and defend the Subadviser, the Subadviser's directors, officers, partners, employees, and any person who controls the Subadviser for any loss or expense (including attorney's fees) arising out of any claim, demand, action, suit, or proceeding arising out of any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about the Subadviser provided to the Adviser or the Fund by the Subadviser).

20. DOCUMENT DELIVERY AND REVIEW. The Adviser shall furnish the Subadviser with copies of the Fund's prospectus and statement of additional information, proxy statements, sales literature, or any other material prepared for distribution to its shareholders, or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing within three (3) business days or such other time as may be agreed to by the parties in writing after receipt thereof, as soon as practicable after such documents become available. The Adviser shall ensure that materials prepared by employees or agents of the Adviser that refer to the Subadviser in any way are consistent with those materials previously approved by the Subadviser, as referenced in the preceding sentence. The Adviser shall furnish the Subadviser with any further documents, materials, or information that the Subadviser may reasonably request in writing to perform the Subadviser's duties pursuant to this Agreement.

21. EFFECTIVENESS. This Agreement shall not become effective with respect to a Portfolio until this Agreement is approved by the Fund's Board, including a majority of trustees who are not parties to this Agreement or "interested persons" of any party to the Agreement, and, to the extent required by law, a majority of the outstanding shares of the Portfolio. Subject to receipt of all necessary approvals, this Agreement shall be effective as of the date, and for the term, provided in Appendix A with respect to a Portfolio.

22. TERMINATION. This Agreement may be terminated with respect to a Portfolio at any time without the payment of any penalty, by the Fund's Board, or by vote of a majority of the outstanding shares of the Portfolio, on sixty (60) days written notice to the Adviser and Subadviser, or by the Adviser or Subadviser, on sixty (60) days written notice to the other. This Agreement shall automatically terminate in the event of this Agreement's assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Fund regarding the Adviser's management of the affected Portfolio. In accordance with Rule 15a-4 under the 1940 Act, this Agreement, unless sooner terminated, shall continue until the earlier of: (i) the date on which the Fund's Board of Trustees (including a majority of the Trustees which are not "interested persons" of the Trust (as that term is defined in the 1940
Act)) and a "majority" (as that term is defined in the 1940 Act) of the Fund's outstanding voting securities have approved a new investment subadvisory agreement in regard to the affected Portfolio(s); and (ii) ______________, 2003.

23. AMENDMENT. This Agreement may be amended with respect to a Portfolio in writing by the parties only if the amendment is specifically approved by: (a) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (b) if required by applicable law, the vote of a majority of outstanding shares of the affected Portfolio.

24. DEFINITIONS. The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in Section 2(a) of the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy or (b) more than fifty percent (50%) of the outstanding shares.

25. GOVERNING LAW. This Agreement shall be construed in accordance with Pennsylvania law and applicable provisions of the Advisers Act and 1940 Act.

26. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

27. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                              GARTMORE MUTUAL FUND CAPITAL TRUST


                              By:
                                  ----------------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

ATTEST:


--------------------------





                              --------------------------------------------------


                              By:
                                  ----------------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

ATTEST:


--------------------------

                                   APPENDIX A
             TO THE INTERIM INVESTMENT SUBADVISORY AGREEMENT BETWEEN
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                  AND THE BOSTON COMPANY ASSET MANAGEMENT, LLC


            PORTFOLIO(S)                       EFFECTIVE DATE AND TERM
            ------------                       -----------------------

                                      The effective date of this Agreement with
                                      respect to this Portfolio shall be as of
                                      the close of business on the ___ day of
                                      ____________, 2002. Subject to Section 22
                                      of this Agreement, and in accordance with
                                      Rule 15a-4 under the 1940 Act, the term of
                                      this Agreement shall continue for two (2)
                                      years and shall thereafter continue in
                                      effect from year to year so long as the
                                      Agreement's continuance is specifically
                                      approved at least annually by: (a) the
                                      Fund's Board of Trustees, or by the vote
                                      of a majority of the outstanding shares of
                                      the Portfolio, and (b) a majority of those
                                      trustees who are not parties to this
                                      Agreement or interested parsons of any
                                      party cast in person at a meeting called
                                      for the purpose of voting on the
                                      Agreement's approval.


GARTMORE MUTUAL FUND CAPITAL TRUST


By:                                             Date:
    ------------------------------------              --------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------



----------------------------------------


By:                                             Date:
    ------------------------------------              --------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------

                                  APPENDIX B
           TO THE INTERIM INVESTMENT SUBADVISORY AGREEMENT BETWEEN
                      GARTMORE MUTUAL FUND CAPITAL TRUST
                 AND THE BOSTON COMPANY ASSET MANAGEMENT, LLC


                 PORTFOLIO(S)                                 FEE
                 ------------                                 ---








GARTMORE MUTUAL FUND CAPITAL TRUST


By:                                             Date:
    ------------------------------------              --------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------



----------------------------------------


By:                                             Date:
    ------------------------------------              --------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------


                                     B-1